Assured Guaranty Ltd.
March 31, 2015
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2015.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws, or other governmental actions; (14) difficulties with the execution of Assured Guaranty’s business strategy; (15) loss of key personnel; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management’s response to these factors; and (20) other risk factors identified in AGL’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Operating income reconciliation:
Operating income	$140	$132
Plus after-tax adjustments:
Realized gains (losses) on investments	9	(1)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	66	(171)
Fair value gains (losses) on committed capital securities	1	(5)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	(9)	0
Effect of consolidating financial guaranty variable interest entities (FG VIEs)	(6)	87
Net income (loss)	$201	$42

Earnings per diluted share:
Operating income	$0.89	$0.72
Plus after-tax adjustments:
Realized gains (losses) on investments	0.06	(0.01)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.42	(0.93)
Fair value gains (losses) on committed capital securities	0.01	(0.03)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.06)	0.00
Effect of consolidating FG VIEs	(0.04)	0.48
Net income (loss)	$1.28	$0.23

Weighted average shares outstanding
Basic shares outstanding	155.8	182.1
Diluted shares outstanding (1)	156.8	183.1
Shares outstanding at the end of period	152.8	181.2

Effect of refundings and terminations, net
Net earned premiums from refundings and terminations	$41	$29
Realized gains (losses) and other settlements from CDS terminations	11	0
Operating income effect	35	20
Operating income per diluted share effect	0.22	0.11

Effective tax rate on operating income	22.1%	26.7%
Effective tax rate on net income	24.2%	38.8%

Return on equity (ROE) calculations (2):
ROE, excluding unrealized gain (loss) on investment portfolio	15.0%	34.3%
Operating ROE	9.5%	8.5%

New business:
Gross par written	$2,708	$1,869
Present value of new business production (PVP) (3)	$36	$31

	As of
	March 31,	December 31,
Other information:	2015	2014
Net debt service outstanding	$584,659	$609,622
Net par outstanding	389,099	403,729
Claims-paying resources (4)	12,012	12,189

1)	Non-GAAP diluted shares outstanding were the same as GAAP diluted shares.

2) Quarterly ROE calculations represent annualized returns.

3) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

4) See page 6 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	March 31,	December 31,
	2015	2014
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,833	$10,491
Short-term investments, at fair value	349	767
Other invested assets	132	126
Total investment portfolio	10,314	11,384

Cash	885	75
Premiums receivable, net of commissions payable	700	729
Ceded unearned premium reserve	365	381
Deferred acquisition costs	120	121
Reinsurance recoverable on unpaid losses	77	78
Salvage and subrogation recoverable	128	151
Credit derivative assets	77	68
Deferred tax asset, net	218	260
FG VIE assets, at fair value	1,499	1,402
Other assets	294	276
Total assets	$14,677	$14,925

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$4,127	$4,261
Loss and loss adjustment expense reserve	787	799
Reinsurance balances payable, net	74	107
Long-term debt	1,304	1,303
Credit derivative liabilities	859	963
Current income tax payable	—	5
FG VIE liabilities with recourse, at fair value	1,278	1,277
FG VIE liabilities without recourse, at fair value	145	142
Other liabilities	317	310
Total liabilities	8,891	9,167

Shareholders' equity:
Common stock	2	2
Additional paid-in capital	1,733	1,887
Retained earnings	3,676	3,494
Accumulated other comprehensive income	370	370
Deferred equity compensation	5	5
Total shareholders' equity	5,786	5,758
Total liabilities and shareholders' equity	$14,677	$14,925

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Net earned premiums	$142	$132
Net investment income	101	103
Net realized investment gains (losses)	16	2
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	21	19
Net unrealized gains (losses)	103	(230)
Net change in fair value of credit derivatives	124	(211)
Fair value gains (losses) on committed capital securities	2	(9)
Fair value gains (losses) on FG VIEs	(7)	157
Other income (loss)	(9)	21
Total revenues	369	195

Expenses:
Loss and loss adjustment expenses	18	41
Amortization of deferred acquisition costs	4	5
Interest expense	25	20
Other operating expenses	56	60
Total expenses	103	126

Income (loss) before income taxes	266	69
Provision (benefit) for income taxes	65	27
Net income (loss)	$201	$42

Earnings per share:
Basic	$1.29	$0.23
Diluted	$1.28	$0.23

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Three Months Ended				Three Months Ended
	March 31, 2015				March 31, 2014
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$142	$(5)	(1)	$147	$132	$(17)	(1)	$149
Net investment income	101	(1)	(1)	102	103	4	(1)	99
Net realized investment gains (losses)	16	16	(2)	0	2	—	(2)	2
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	21	21		—	19	19		—
Net unrealized gains (losses)	103	103		—	(230)	(230)		—
Credit derivative revenues	—	(24)		24	—	(20)		20
Net change in fair value of credit derivatives	124	100	(3)	24	(211)	(231)	(3)	20
Fair value gains (losses) on committed capital securities	2	2	(4)	—	(9)	(9)	(4)	—
Fair value gains (losses) on FG VIEs	(7)	(7)	(1)	—	157	157	(1)	—
Other income (loss)	(9)	(13)	(1)(5)	4	21	(6)	(1)(5)	27
Total revenues	369	92		277	195	(102)		297

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	18	(6)	(1)	24	41	1	(1)	40
Credit derivatives	—	12	(3)	(12)	—	8	(3)	(8)
Amortization of deferred acquisition costs	4	—		4	5	—		5
Interest expense	25	—		25	20	—		20
Other operating expenses	56	—		56	60	—		60
Total expenses	103	6		97	126	9		117

Income (loss) before income taxes	266	86		180	69	(111)		180
Provision (benefit) for income taxes	65	25	(6)	40	27	(21)	(6)	48
Net income (loss)	$201	$61		$140	$42	$(90)		$132

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	March 31, 2015		December 31, 2014
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$5,786	$37.86	$5,758	$36.37
Less after-tax adjustments:
Effect of consolidating FG VIEs	(49)	(0.32)	(44)	(0.28)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(460)	(3.01)	(527)	(3.33)
Fair value gains (losses) on committed capital securities	24	0.16	23	0.14
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	395	2.58	373	2.36
Operating shareholders' equity	5,876	38.45	5,933	37.48
After-tax adjustments:
Less: Deferred acquisition costs	155	1.02	156	0.99
Plus: Net present value of estimated net future credit derivative revenue	99	0.65	109	0.69
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,534	16.58	2,609	16.48
Adjusted book value	$8,354	$54.66	$8,495	$53.66

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of March 31, 2015
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (10)	Eliminations(4)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,211	$1,098	$618	$1,054	$(878)	$4,103
Contingency reserve(1)	1,519	839	311	—	(311)	2,358
Qualified statutory capital	3,730	1,937	929	1,054	(1,189)	6,461
Unearned premium reserve(1)	1,702	624	558	857	(558)	3,183
Loss and LAE reserves (1) (2)	483	84	—	274	—	841
Total policyholders' surplus and reserves	5,915	2,645	1,487	2,185	(1,747)	10,485
Present value of installment premium(1)	289	218	3	170	(3)	677
Committed Capital Securities	200	200	—	—	—	400
Excess of loss reinsurance facility (3)	450	450	450	—	(900)	450
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,854	3,513	1,940	2,355	(2,650)	12,012
Adjustment for MAC (5)	944	546	—	—	(1,490)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,910	$2,967	$1,940	$2,355	$(1,160)	$12,012

Statutory net par outstanding (6)	$145,064	$43,536	$77,249	$97,896	$(1,445)	$362,300
Equity method adjustment (7)	46,890	30,359	—	—	(77,249)	—
Adjusted statutory net par outstanding (1)	$191,954	$73,895	$77,249	$97,896	$(78,694)	$362,300

Net debt service outstanding (6)	$224,249	$64,641	$115,083	$154,625	$(3,053)	$555,545
Equity method adjustment (7)	69,855	45,228	—	—	(115,083)	—
Adjusted net debt service outstanding (1)	$294,104	$109,869	$115,083	$154,625	$(118,136)	$555,545
Ratios:
Adjusted net par outstanding to qualified statutory capital	51:1	38:1	83:1	93:1		56:1
Capital ratio (8)	79:1	57:1	124:1	147:1		86:1
Financial resources ratio (9)	43:1	31:1	59:1	66:1		46:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective U.K. insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)	Reserves are reduced by approximately $0.2 billion for benefit related to representation and warranty recoverables.

3)
Represents an aggregate $450 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2014. The facility terminates on January 1, 2016, unless AGC, AGM and MAC choose to extend it.

4)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and between AGM and MAC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

5)	Represents adjustment for AGM's and AGC's interest and indirect ownership of MAC's total policyholders' surplus, unearned premium reserve, and loss reserves and present value of installment premium.

6)
Net par outstanding and net debt service outstanding are presented on a separate company statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

7)	Equity method adjustment is an adjustment made to reflect AGM's and AGC's net exposure to MAC, as determined by their indirect equity ownership, and 100% ownership of their U.K. subsidiaries.

8)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

9)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

10)	Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended
	March 31,
	2015	2014
New business production analysis:
PVP:
Public finance - U.S.	$13	$23
Public finance - non-U.S.	—	7
Structured finance - U.S.	18	1
Structured finance - non-U.S.	5	—
Total PVP	$36	$31

Reconciliation of PVP to gross written premiums (GWP):

Total PVP	$36	$31
Less: PVP of non-financial guaranty insurance	6	—
PVP of financial guaranty insurance	30	31
Less: Financial guaranty installment premium PVP	17	10
Total: Financial guaranty upfront GWP	13	21
Plus: Installment GWP and other GAAP adjustments (1)	19	9
Total GWP	$32	$30

Gross par written:
Public finance - U.S.	$2,441	$1,737
Public finance - non-U.S.	—	128
Structured finance - U.S.	261	4
Structured finance - non-U.S.	6	—
Total	$2,708	$1,869

1)
Includes present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended
	March 31, 2015
	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,331	A-
Tax backed	569	A
Municipal utilities	287	A-
Transportation	158	BBB
Higher education	96	A
Total U.S. public finance	2,441	A-
Non-U.S. public finance:
Total non-U.S. public finance	—	—
Total public finance	$2,441	A-

U.S. structured finance:
Insurance securitization	$250	AA
Other structure finance	11	A
Total U.S. structured finance	261	AA
Non-U.S. structured finance:
Other structure finance	6	AA-
Total non-U.S. structured finance	6	AA-
Total structured finance	$267	AA

Total gross par written	$2,708	A

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

	1Q-14	2Q-14	3Q-14	4Q-14	1Q-15
PVP:
Public finance - U.S.	$23	$16	$51	$38	$13
Public finance - non-U.S.	7	—	—	—	—
Structured finance - U.S.	1	6	1	16	18
Structured finance - non-U.S.	—	5	4	—	5
Total PVP	$31	$27	$56	$54	$36

Reconciliation of PVP to GWP:

Total PVP	$31	$27	$56	$54	$36
Less: PVP of non-financial guaranty insurance	—	—	—	—	6
PVP of financial guaranty insurance	31	27	56	54	30
Less: Financial guaranty installment premium PVP	10	11	4	17	17
Total: Financial guaranty upfront GWP	21	16	52	37	13
Plus: Installment GWP and other GAAP adjustments	9	1	(5)	(27)	19
Total GWP	$30	$17	$47	$10	$32

Gross par written:
Public finance - U.S.	$1,737	$2,453	$4,018	$4,067	$2,441
Public finance - non-U.S.	128	—	—	—	—
Structured finance - U.S.	4	5	9	400	261
Structured finance - non-U.S.	—	200	150	—	6
Total	$1,869	$2,658	$4,177	$4,467	$2,708

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of March 31, 2015
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions	$4,412	3.87%	3.64%	$4,700	$171
Insured obligations of state and political subdivisions (2)(4)	687	4.82%	4.54%	758	33
U.S. Treasury securities and obligations of U.S. government agencies	297	1.73%	1.22%	310	5
Agency obligations	167	4.31%	3.57%	187	7
Corporate securities	1,340	3.65%	2.89%	1,399	49
Mortgage-backed securities (MBS) (3):
Residential MBS (RMBS) (4)	1,433	4.73%	3.51%	1,481	67
Commercial MBS (CMBS)	573	3.71%	3.13%	600	21
Asset-backed securities	394	3.93%	2.71%	401	16
Foreign government securities	295	2.39%	1.57%	293	7
Total fixed maturity securities	9,598	3.92%	3.37%	10,129	376
Short-term investments	343	0.04%	0.03%	343	0
Cash (5)	885	—%	—%	885	—
Total	$10,826	3.79%	3.26%	$11,357	$376

Less: FG VIEs	282	4.64%	3.02%	290	13

Total	$10,544	3.76%	3.26%	$11,067	$363

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$310	3.1%
Agency obligations	187	1.8%
AAA/Aaa	1,347	13.3%
AA/Aa	5,377	53.1%
A/A	2,056	20.3%
BBB	54	0.5%
Below investment grade (BIG) (7)	798	7.9%
Total fixed maturity securities, available-for-sale	10,129	100.0%

Less: FG VIEs	296

Total fixed maturity securities, available-for-sale	$9,833

Duration of fixed maturity securities and short-term investments (in years):		5.2

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services (S&P) or Moody's Investors Service, Inc. (Moody's), average A+. Includes fair value of $188 million insured by AGC and AGM.

3)	Includes fair value of $349 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or other risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,634 million in par with carrying value of $797 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2015 (as of March 31)		$584,659
2015 Q2	$15,617	569,042	$96	$5	$101	$11	$112
2015 Q3	16,507	552,535	94	5	99	10	109
2015 Q4	12,962	539,573	91	5	96	9	105
2016	46,495	493,078	351	18	369	31	400
2017	44,389	448,689	308	17	325	20	345
2018	31,394	417,295	278	16	294	11	305
2019	29,369	387,926	253	15	268	10	278

2015-2019	196,733	387,926	1,471	81	1,552	102	1,654
2020-2024	130,598	257,328	981	56	1,037	40	1,077
2025-2029	103,467	153,861	624	35	659	27	686
2030-2034	72,947	80,914	384	19	403	22	425
After 2034	80,914	—	332	14	346	18	364
Total	$584,659		$3,792	$205	$3,997	$209	$4,206

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of March 31, 2015. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 13 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	Includes $131 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2015 (as of March 31)						$46,036
2015 Q2	$3,789	$440	$133	$345	$4,707	41,329
2015 Q3	1,507	373	103	742	2,725	38,604
2015 Q4	1,267	343	6	669	2,285	36,319
2016	5,194	1,325	140	1,196	7,855	28,464
2017	8,103	1,171	56	719	10,049	18,415
2018	850	1,004	(22)	653	2,485	15,930
2019	571	969	9	650	2,199	13,731

2015-2019	21,281	5,625	425	4,974	32,305	13,731
2020-2024	450	2,227	140	2,572	5,389	8,342
2025-2029	415	645	524	1,196	2,780	5,562
2030-2034	675	149	792	754	2,370	3,192
After 2034	1,151	432	266	1,343	3,192	—
Total structured finance	$23,972	$9,078	$2,147	$10,839	$46,036

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2015 (as of March 31)		$343,063
2015 Q2	$6,615	336,448
2015 Q3	9,655	326,793
2015 Q4	6,603	320,190
2016	23,128	297,062
2017	20,038	277,024
2018	15,532	261,492
2019	14,546	246,946

2015-2019	96,117	246,946
2020-2024	72,620	174,326
2025-2029	65,209	109,117
2030-2034	49,373	59,744
After 2034	59,744	—
Total public finance	$343,063

Net par outstanding (end of period)

	1Q-14	2Q-14	3Q-14	4Q-14	1Q-15
Public finance - U.S.	$346,428	$338,956	$329,225	$322,123	$313,444
Public finance - non-U.S.	34,826	35,408	33,487	31,359	29,619
Structured finance - U.S.	55,393	51,442	44,874	41,171	38,430
Structured finance - non-U.S.	12,978	11,770	10,429	9,076	7,606
Net par outstanding	449,625	437,576	418,015	403,729	389,099

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of March 31, 2015
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2015 Q2	$11	$7
2015 Q3	12	9
2015 Q4	14	11
2016	46	36
2017	37	27
2018	33	25
2019	29	23

2015-2019	182	138
2020-2024	95	77
2025-2029	54	45
2030-2034	43	34
After 2034	27	21
Total expected PV of net expected loss to be expensed	401	315
Discount	422	389
Total expected future loss and LAE	$823	$704

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 2.89% for U.S. dollar denominated obligations.

2)	Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	March 31, 2015		December 31, 2014
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$136,833	A	$140,276	A
Tax backed	60,686	A	62,525	A
Municipal utilities	50,542	A	52,090	A
Transportation	26,309	A	27,823	A
Healthcare	14,805	A	14,848	A
Higher education	13,010	A	13,099	A
Infrastructure finance	4,171	BBB	4,181	BBB
Housing	2,645	A+	2,779	A+
Investor-owned utilities	922	A-	944	A-
Other public finance	3,521	A	3,558	A
Total U.S. public finance	313,444	A	322,123	A
Non-U.S. public finance:
Infrastructure finance	11,913	BBB	12,808	BBB
Regulated utilities	10,377	BBB+	10,914	BBB+
Pooled infrastructure	2,284	AA	2,420	AA
Other public finance	5,045	A	5,217	A
Total non-U.S. public finance	29,619	BBB+	31,359	BBB+
Total public finance	$343,063	A	$353,482	A

U.S. structured finance:
Pooled corporate obligations	$18,683	AAA	$20,646	AAA
RMBS	9,078	BBB-	9,417	BBB-
Insurance securitizations	3,383	A-	3,433	A-
Financial products	2,147	AA-	2,276	AA-
Consumer receivables	2,069	BBB+	2,099	BBB+
CMBS and other commercial real estate related exposures	1,788	AAA	1,957	AAA
Commercial receivables	526	BBB+	560	BBB+
Structured credit	69	BB	69	BB
Other structured finance	687	AA	714	AA
Total U.S. structured finance	38,430	AA-	41,171	AA-

Non-U.S. structured finance:
Pooled corporate obligations	5,289	AA+	6,604	AA+
Commercial receivables	877	BBB	944	BBB
RMBS	718	A	794	A
Structured credit	8	BBB+	9	BBB+
Other structured finance	714	AA	725	AA
Total non-U.S. structured finance	7,606	AA	9,076	AA
Total structured finance	$46,036	AA-	$50,247	AA-

Total	$389,099	A	$403,729	A

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of March 31, 2015
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$3,563	1.1%	$613	2.1%	$18,176	47.3%	$4,397	57.8%	$26,749	6.9%
AA	86,521	27.6	2,650	9.0	8,360	21.7	377	5.0	97,908	25.2
A	171,308	54.7	7,091	23.9	2,228	5.8	365	4.7	180,992	46.4
BBB	44,110	14.1	17,891	60.4	1,843	4.8	1,746	23.0	65,590	16.9
BIG	7,942	2.5	1,374	4.6	7,823	20.4	721	9.5	17,860	4.6
Net Par Outstanding (1)	$313,444	100.0%	$29,619	100.0%	$38,430	100.0%	$7,606	100.0%	$389,099	100.0%

1)	Excludes $1.3 billion of loss mitigation bonds insured and held by the Company as of March 31, 2015 which are primarily in the BIG category.

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of March 31, 2015
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
U.S. public finance:
California	$50,574	13.0%
New York	25,635	6.6
Pennsylvania	25,625	6.6
Texas	24,692	6.3
Illinois	22,243	5.7
Florida	18,662	4.8
New Jersey	13,049	3.4
Michigan	12,705	3.3
Ohio	7,706	2.0
Georgia	7,349	1.9
Other states and U.S. territories	105,204	27.0
Total public finance	313,444	80.6
U.S. structured finance:	38,430	9.9
Total U.S.	351,874	90.5

Non-U.S.:
United Kingdom	18,649	4.8
Australia	3,837	1.0
Canada	3,413	0.9
France	2,469	0.6
Italy	1,337	0.3
Other	7,520	1.9
Total non-U.S.	37,225	9.5

Total net par outstanding	$389,099	100.0%

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of March 31, 2015
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries

	Hungary	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Non-infrastructure public finance	$—	$779	$91	$211	$1,081
Infrastructure finance	265	11	11	120	407
Total sovereign and sub-sovereign exposure	265	790	102	331	1,488
Non-sovereign exposure:
Regulated utilities	—	210	—	—	210
RMBS	174	234	—	—	408
Total non-sovereign exposure	174	444	—	—	618
Total	$439	$1,234	$102	$331	$2,106

Total BIG	$370	$—	$102	$331	$803

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, primarily Euros. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of March 31, 2015
(dollars in millions)

Gross Par and Gross Debt Service Outstanding of Puerto Rico

	Gross Par Outstanding	Gross Debt Service Outstanding
Subject to the Now Voided Puerto Rico Public Corporation Debt Enforcement and Recovery Act (the "Recovery Act") (1)	$3,059	$5,252
Not subject to the Now Voided Recovery Act	2,977	4,675
Total	$6,036	$9,927

1)
On February 6, 2015, the U.S. District Court for the District of Puerto Rico ruled that the Recovery Act is preempted by the Federal Bankruptcy Code and is therefore void. On February 19, 2015, the Commonwealth appealed the ruling to the U.S. Court of Appeals for the First Circuit.

Net Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM Consolidated	AGC Consolidated	AG Re Consolidated	Eliminations(1)	Total Net Par Outstanding	Gross Par Outstanding	Internal Rating
Exposures subject to the Now Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$303	$392	$229	$(80)	$844	$912	BB-
Puerto Rico Electric Power Authority	464	53	256	—	773	1,007	B-
Puerto Rico Aqueduct and Sewer Authority	—	288	96	—	384	384	BB-
Puerto Rico Highways and Transportation Authority (Highway revenue)	197	24	52	—	273	582	BB
Puerto Rico Convention Center District Authority	—	87	87	—	174	174	BB-
Total	964	844	720	(80)	2,448	3,059

Exposures not subject to the Now Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	749	417	506	—	1,672	1,844	BB
Puerto Rico Municipal Finance Agency	223	44	132	—	399	656	BB-
Puerto Rico Sales Tax Financing Corporation	261	—	8	—	269	269	BBB
Puerto Rico Public Buildings Authority	18	41	41	—	100	156	BB
Government Development Bank for Puerto Rico	—	33	—	—	33	33	BB
Puerto Rico Infrastructure Financing Authority	—	10	8	—	18	18	BB-
University of Puerto Rico	—	1	—	—	1	1	BB-
Total	1,251	546	695	—	2,492	2,977
Total net exposure to Puerto Rico	$2,215	$1,390	$1,415	$(80)	$4,940	$6,036

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of March 31, 2015
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

		Scheduled Net Par Amortization
	2015 (2Q)	2015 (3Q)	2015 (4Q)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025 -2029	2030 -2034	2035 -2039	2040 -2044	2045 -2047	Total
	(in millions)
Exposures subject to the Now Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$0	$22	$0	$29	$32	$39	$26	$21	$16	$17	$17	$1	$128	$137	$281	$78	$—	$844
Puerto Rico Electric Power Authority	0	73	0	19	4	4	24	40	20	20	78	74	300	113	4	—	—	773
Puerto Rico Aqueduct and Sewer Authority	—	14	—	15	—	—	—	—	—	—	—	—	109	—	—	—	246	384
Puerto Rico Highways and Transportation Authority (Highway revenue)	—	6	—	10	5	5	11	12	15	6	7	7	20	114	55	—	—	273
Puerto Rico Convention Center District Authority	—	11	—	11	—	—	—	—	—	—	—	—	19	76	57	—	—	174
Total	0	126	0	84	41	48	61	73	51	43	102	82	576	440	397	78	246	2,448

Exposures not subject to the Now Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	0	109	0	127	95	64	82	137	16	37	14	66	278	381	266	—	—	1,672
Puerto Rico Municipal Finance Agency	—	51	—	48	41	43	39	35	30	30	16	12	52	2	—	—	—	399
Puerto Rico Sales Tax Financing Corporation	0	(1)	0	(1)	(1)	(1)	(1)	(1)	(2)	(2)	1	0	(10)	34	(1)	255	—	269
Puerto Rico Public Buildings Authority	—	11	—	8	30	—	5	10	12	0	7	0	10	3	4	—	—	100
Government Development Bank for Puerto Rico	—	—	33	—	—	—	—	—	—	—	—	—	—	—	—	—	—	33
Puerto Rico Infrastructure Financing Authority	—	—	—	—	—	2	—	—	—	—	2	—	—	—	2	12	—	18
University of Puerto Rico	—	0	—	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	0	170	33	182	165	108	125	181	56	65	40	78	330	421	271	267	—	2,492
Total net par for Puerto Rico	$0	$296	$33	$266	$206	$156	$186	$254	$107	$108	$142	$160	$906	$861	$668	$345	$246	$4,940

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of March 31, 2015
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

		Scheduled Net Debt Service Amortization
	2015 (2Q)	2015 (3Q)	2015 (4Q)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025 -2029	2030 -2034	2035 -2039	2040 -2044	2045 -2047	Total
		(in millions)
Exposures subject to the Now Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$—	$44	$—	$72	$73	$79	$64	$57	$51	$51	$51	$34	$280	$257	$339	$83	$—	$1,535
Puerto Rico Electric Power Authority	2	89	2	51	36	35	55	70	48	47	104	97	365	125	4	—	—	1,130
Puerto Rico Aqueduct and Sewer Authority	—	24	—	34	18	18	18	18	18	18	18	18	186	63	63	63	272	849
Puerto Rico Highways and Transportation Authority (Highway revenue)	—	14	—	24	19	19	24	24	27	17	18	17	68	148	59	—	—	478
Puerto Rico Convention Center District Authority	—	15	—	19	7	7	7	7	7	7	7	7	52	103	60	—	—	305
Total	2	186	2	200	153	158	168	176	151	140	198	173	951	696	525	146	272	4,297

Exposures not subject to the Now Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	1	151	1	208	170	133	149	200	71	91	67	119	492	530	295	—	—	2,678
Puerto Rico Municipal Finance Agency	—	61	—	66	57	56	50	44	37	36	20	15	59	3	—	—	—	504
Puerto Rico Sales Tax Financing Corporation	—	6	—	13	13	13	13	13	13	13	16	15	64	107	64	283	—	646
Puerto Rico Public Buildings Authority	—	14	—	12	34	3	7	13	14	1	9	1	12	5	4	—	—	129
Government Development Bank for Puerto Rico	—	1	34	—	—	—	—	—	—	—	—	—	—	—	—	—	—	35
Puerto Rico Infrastructure Financing Authority	—	0	—	1	1	3	1	1	1	1	3	1	3	3	5	13	—	37
University of Puerto Rico	0	0	0	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	1	233	35	300	275	208	220	271	136	142	115	151	630	649	368	296	—	4,030
Total net debt service for Puerto Rico	$3	$419	$37	$500	$428	$366	$388	$447	$287	$282	$313	$324	$1,581	$1,345	$893	$442	$272	$8,327

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of March 31, 2015
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$17,830	74.9%	26.8%	30.5%
AA	2,411	10.1	42.0	42.1
A	589	2.5	50.9	53.0
BBB	1,365	5.7	41.0	37.6
BIG	1,608	6.8	44.3	23.8
Total exposures	$23,803	100.0%	30.6%	32.2%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$11,623	48.8%	31.1%	37.1%	AAA
Synthetic investment grade pooled corporates	6,363	26.7	22.3	20.2	AAA
Market value CDOs of corporates	1,053	4.4	17.0	15.7	AAA
Trust preferred
Banks and insurance	2,149	9.0	45.2	43.0	A-
U.S. mortgage and real estate investment trusts	1,313	5.5	49.7	41.5	BB+
European mortgage and real estate investment trusts	612	2.6	36.6	32.4	BBB-
Other pooled corporates	690	3.0	—	—	BBB
Total exposures	$23,803	100.0%	30.6%	32.2%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
U.S. RMBS Profile
As of March 31, 2015
(dollars in millions)

Distribution of Consolidated U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$0	$—	$0	$301	$52	$1,382	$1,736
AA	81	80	58	353	118	865	1,555
A	5	0	—	3	28	34	71
BBB	19	—	91	13	4	116	244
BIG	349	132	1,504	1,778	170	1,538	5,472
Total exposures	$454	$212	$1,654	$2,449	$374	$3,935	$9,078

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$16	$0	$139	$64	$20	$1,061	$1,301
2005	147	—	446	464	39	189	1,286
2006	78	51	479	284	46	887	1,825
2007	213	161	589	1,225	227	1,728	4,143
2008	—	—	—	413	40	70	523
Total exposures	$454	$212	$1,654	$2,449	$374	$3,935	$9,078

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of March 31, 2015
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$1,581	62.5%	42.8%	4.9%	6.3%	125
AA	—	—	—	—	—	—
A	—	—	—	—	—	—
BBB	—	—	—	—	—	—
BIG	—	—	—	—	—	—
Total exposures	$1,581	62.5%	42.8%	4.9%	6.3%	$125

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$192	53.4%	57.9%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

Please refer to the Glossary for a description of net par outstanding, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding
	March 31, 2015	December 31, 2014
U.S. public finance:
General obligation	$2,622	$2,537
Tax backed	2,032	2,033
Infrastructure finance	1,795	1,795
Municipal utilities	1,258	1,236
Transportation	76	75
Healthcare	54	57
Higher education	14	14
Housing	2	2
Other public finance	89	101
Total U.S. public finance	7,942	7,850
Non-U.S. public finance:
Infrastructure finance	1,072	1,074
Other public finance	302	330
Total non-U.S. public finance	1,374	1,404
Total public finance	$9,316	$9,254

U.S. structured finance:
RMBS	$5,472	$5,643
Pooled corporate obligations	1,155	1,333
Insurance securitizations	598	598
Consumer receivables	348	356
Commercial receivables	87	94
Structured credit	69	69
Other structured finance	94	93
Total U.S. structured finance	7,823	8,186
Non-U.S. structured finance:
Pooled corporate obligations	546	623
RMBS	105	112
Commercial receivables	70	72
Total non-U.S. structured finance	721	807
Total structured finance	$8,544	$8,993
Total BIG net par outstanding	$17,860	$18,247

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
	March 31, 2015	December 31, 2014
Category 1
U.S. public finance	$6,669	$6,577
Non-U.S. public finance	863	1,402
U.S. structured finance	3,130	3,124
Non-U.S. structured finance	676	762
Total Category 1	11,338	11,865
Category 2
U.S. public finance	1,156	1,156
Non-U.S. public finance	511	2
U.S. structured finance	1,317	1,486
Non-U.S. structured finance	45	45
Total Category 2	3,029	2,689
Category 3
U.S. public finance	117	117
Non-U.S. public finance	—	—
U.S. structured finance	3,376	3,576
Non-U.S. structured finance	—	—
Total Category 3	3,493	3,693
BIG Total	$17,860	$18,247

1)
Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of March 31, 2015
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	$1,823	BB
Skyway Concession Company LLC	1,177	BB
Puerto Rico Highway and Transportation Authority	1,117	BB-
Puerto Rico Electric Power Authority	773	B-
Puerto Rico Municipal Finance Agency	399	BB-
Puerto Rico Aqueduct & Sewer Authority	384	BB-
Louisville Arena Authority Inc.	336	BB
GMAC Military Housing Trust XVIII (Hickam Air Force Base)	213	BB
Puerto Rico Convention Center District Authority	174	BB-
Lackawanna County, Pennsylvania	174	BB-
Woonsocket (City of), Rhode Island	144	BB
Orlando Tourist Development Tax - Florida	118	B+
Stockton City, California	117	D
Fresno (City of), California	116	BB+
Wayne County, Michigan	102	BB-
City of Atlantic City, Atlantic County, New Jersey General Obligation Bonds	88	BB
Xenia Rural Water District, Iowa	78	B
Knox Hills, LLC (Certificates of Participation; Fort Knox Military Housing Privatization Project, Class 1-A and Class 1-B)	64	B
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	54	BB
Total	$7,451

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$509	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	265	BB-
Valencia Fair	202	BB-
Autovia de la Mancha, S.A.	113	BB-
CountyRoute (A130) plc	110	BB-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	B+
Alte Liebe I Limited (Wind Farm)	52	BB
Total	$1,307
Total	$8,758

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of March 31, 2015
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$296	CCC	0.0%	22.6%
Deutsche Alt-A Securities Mortgage Loan 2007-2	279	BB	0.0%	22.9%
Countrywide HELOC 2006-I	257	BB	0.0%	3.0%
MABS 2007-NCW	256	CCC	6.7%	45.7%
Private Residential Mortgage Transaction	223	CCC	9.8%	23.3%
MortgageIT Securities Corp. Mortgage Loan 2007-2	213	B	0.0%	15.7%
Nomura Asset Accept. Corp. 2007-1	206	CCC	0.0%	33.0%
Soundview 2007-WMC1	171	CCC	—%	51.2%
Countrywide Home Equity Loan Trust 2007-D	158	BB	0.0%	2.6%
Countrywide HELOC 2005-D	156	BB	0.0%	4.0%
Countrywide Home Equity Loan Trust 2005-J	148	BB	0.1%	3.7%
Private Residential Mortgage Transaction	141	CCC	5.5%	23.8%
Countrywide HELOC 2006-F	139	BB	0.0%	5.4%
New Century 2005-A	136	CCC	9.9%	26.0%
Countrywide HELOC 2007-A	123	BB	0.0%	3.3%
Countrywide HELOC 2007-B	123	BB	0.0%	2.8%
Deutsche Alt-A Securities Mortgage Loan 2007-2	119	BB	0.0%	22.9%
GMACM 2004-HE3	107	CCC	0.0%	5.3%
CSAB 2006-3	104	CCC	0.0%	42.9%
IndyMac 2007-H1 HELOC	96	BB	0.0%	1.9%
Deutsche Alt-A Securities Mortgage Loan 2007-2	71	BB	0.0%	22.9%
Countrywide HELOC 2005-C	70	CCC	0.1%	5.1%
Soundview Home Loan Trust 2008-1	70	CCC	9.2%	27.1%
IMPAC CMB Trust Series 2007-A Class M-1	61	BB	9.6%	18.3%
MASTR Asset-Backed Securities Trust 2005-NC2	56	CCC	—%	23.1%
CSAB 2006-2	53	CCC	0.0%	38.4%
Terwin Mortgage Trust 2005-16HE	51	CCC	—%	22.0%
Total RMBS	$3,883

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of March 31, 2015
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Non-RMBS:
Orkney Re II, Plc	$423	CCC	N/A
Taberna Preferred Funding III, Ltd.	243	B	25.7%
Taberna Preferred Funding IV, Ltd.	242	BB-	32.1%
ALESCO Preferred Funding XVI, Ltd.	215	BB	18.6%
Taberna Preferred Funding II, Ltd.	193	CCC	25.6%
Ballantyne Re Plc	175	CC	N/A
US Capital Funding IV, LTD	134	CCC	11.1%
Taberna Preferred Funding VI, Ltd.	127	B	23.6%
NRG Peaker(1)	84	BB	N/A
National Collegiate Trust Series 2006-2	68	CCC	N/A
National Collegiate Trust Series 2007-4	68	CCC	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BB	N/A
Conseco Finance Manufactured Housing Series 2001-2	56	CCC	15.2%
Subtotal non-RMBS	$2,091
Subtotal U.S. structured finance	$5,974

Non-U.S. structured finance:
Gleneagles Funding Ltd. (1st Issue)	$229	BB	N/A
Private Pooled Corporate Transaction	81	BB	N/A
Babcock & Brown Air Funding I Ltd. Series 2007-1	64	BB	N/A
Private Pooled Corporate Transaction	64	BB	N/A
FHB 8.95% 2016 MBIA Wrap	56	BB-	N/A
Subtotal Non-U.S. structured finance	$494
Total	$6,468

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and therefore are included in the investment portfolio. Net par shown is net of $52 million of ceded par. The Company holds 100% of the bonds referenced in this transaction and reports them in the investment portfolio.

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of March 31, 2015
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit names:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$3,944	A-
California (State of)	3,080	A-
New York (City of) New York	2,468	AA-
Illinois (State of)	2,136	A-
New York (State of)	2,059	A+
Chicago (City of) Illinois	2,019	BBB+
Massachusetts (Commonwealth of)	1,839	AA
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	1,823	BB
Miami-Dade County Florida Aviation Authority - Miami International Airport	1,815	A
Los Angeles, California Unified School District	1,769	AA-
Houston, Texas Water and Sewer Authority	1,756	AA-
Wisconsin (State of)	1,742	A+
New York Metropolitan Transportation Authority	1,684	A
Philadelphia (City of) Pennsylvania	1,659	BBB+
Port Authority of New York and New Jersey	1,567	AA-
Chicago, Illinois Public Schools	1,451	BBB+
Chicago-O'Hare International Airport	1,447	A-
Pennsylvania (Commonwealth of)	1,432	A
Illinois Toll Highway Authority	1,413	AA
Miami-Dade County Florida School Board	1,354	A-
Georgia Board of Regents	1,345	A
Washington (State of)	1,299	AA
Massachusetts (Commonwealth of) Water Resources	1,274	AA
Arizona (State of)	1,229	A+
Michigan (State of)	1,226	A+
Philadelphia School District, Pennsylvania	1,196	A
Long Island Power Authority	1,186	A-
Skyway Concession Company LLC	1,177	BB
Pennsylvania Turnpike Commission	1,167	A-
New York City Municipal Water Finance Authority	1,164	AA
North Texas Tollway Authority	1,145	A
Puerto Rico Highway and Transportation Authority	1,117	BB-
District of Columbia	1,049	AA-
Detroit Michigan Sewer	1,048	BBB
Los Angeles, California Department of Water & Power - Electric Revenue Bonds	1,028	AA-
Louisiana (State of) Gas and Fuel Tax	971	AA
San Diego County, California Water	963	AA
Garden State Preservation Trust, New Jersey Open Space & Farmland	917	AA
Detroit Michigan Water Supply System	878	BBB
Kentucky (Commonwealth of)	861	A+
San Diego Unified School District, California	860	AA
Orlando-Orange County Expressway Authority, Florida	854	A+
Atlanta Georgia Water & Sewer System	853	A-
University of California Board of Regents	829	A+
California State University System Trustee	811	A+
Miami-Dade County, Florida Water & Sewer	809	A+
New York State Thruway Authority	789	A
Broward County Florida School Board	779	A+
Puerto Rico Electric Power Authority	773	B-
Metro Washington Airport Authority	772	A+
Total top 50 U.S. public finance exposures	$68,826

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of March 31, 2015
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,136	AA	32.9%
Private Other Structured Finance Transaction	800	AA	N/A
Stone Tower Credit Funding	789	AAA	15.7%
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	758	AAA	28.7%
Synthetic Investment Grade Pooled Corporate CDO	744	AAA	26.7%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	14.9%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Private US Insurance Securitization	500	AA	N/A
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Denali CLO VII, LTD.	452	AAA	21.3%
SLM Private Credit Student Trust 2007-A	450	A-	18.1%
Eastland CLO, LTD	441	AAA	43.5%
LIICA Holdings, LLC	428	AA	N/A
Orkney Re II, Plc	423	CCC	N/A
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.4%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
Churchill Financial Cayman	380	AAA	41.3%
SLM Private Credit Student Loan Trust 2006-C	356	A-	18.1%
Synthetic Investment Grade Pooled Corporate CDO	343	AAA	16.3%
Grayson CLO	307	AAA	34.7%
Cent CDO 15 Limited	305	AAA	18.4%
KKR Financial CLO 2007-1	303	AAA	56.1%
Synthetic Investment Grade Pooled Corporate CDO	301	AAA	14.2%
Option One 2007-FXD2	296	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Cent CDO 12 Limited	280	AAA	24.7%
Deutsche Alt-A Securities Mortgage Loan 2007-2	279	BB	0.0%
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	26.9%
Countrywide HELOC 2006-I	257	BB	0.0%
MABS 2007-NCW	256	CCC	6.7%
Phoenix CLO II	254	AAA	31.0%
Bergen, LLC	250	AA	N/A
Centurion CDO 9	246	AAA	28.6%
Taberna Preferred Funding III, Ltd.	243	B	25.7%
Taberna Preferred Funding IV, Ltd.	242	BB-	32.1%
ALESCO Preferred Funding XIV	240	BBB+	41.3%
Private Residential Mortgage Transaction	223	CCC	9.8%
Muir Grove CLO	222	AAA	30.0%
Symphony CLO IV, LTD.	220	AAA	28.0%
Kingsland V	219	AAA	30.5%
Timberlake Financial, LLC Floating Insured Notes	217	BBB-	N/A
ALESCO Preferred Funding XVI, Ltd.	215	BB	18.6%
MortgageIT Securities Corp. Mortgage Loan 2007-2	213	B	0.0%
Private Other Structured Finance Transaction	213	AAA	N/A
Nomura Asset Accept. Corp. 2007-1	206	CCC	0.0%
Kingsland IV	206	AAA	27.8%
CWALT Alternative Loan Trust 2007-HY9	193	A	0.5%
Synthetic Investment Grade Pooled Corporate CDO	193	AAA	15.6%
Taberna Preferred Funding II, Ltd.	193	CCC	25.6%
Total top 50 U.S. structured finance exposures	$18,539

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of March 31, 2015
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name	Country	Net Par Outstanding	Internal Rating
Quebec Province	Canada	$2,331	A+
Thames Water Utility Finance PLC	United Kingdom	1,368	A-
Southern Gas Networks PLC	United Kingdom	858	BBB
Channel Link Enterprises Finance PLC	France, United Kingdom	855	BBB
Capital Hospitals (Issuer) PLC	United Kingdom	749	BBB-
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	732	BBB+
Sydney Airport Finance Company	Australia	696	BBB
International Infrastructure Pool	United Kingdom	693	AA
Southern Water Services Limited	United Kingdom	658	A-
International Infrastructure Pool	United Kingdom	623	AA
International Infrastructure Pool	United Kingdom	623	AA
Campania Region - Healthcare receivable	Italy	573	BBB-
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	545	AAA
Reliance Rail Finance Pty. Limited	Australia	509	BB
Central Nottinghamshire Hospitals PLC	United Kingdom	506	BBB
Scotland Gas Networks Plc (A2)	United Kingdom	476	BBB
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	463	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	446	BBB
Integrated Accomodation Services PLC	United Kingdom	428	BBB+
Envestra Limited	Australia	413	BBB
A28 Motorway	France	394	BBB-
Dali Capital PLC-Northumbrian Water (Swap)	United Kingdom	393	BBB+
Octagon Healthcare Funding PLC	United Kingdom	389	BBB
Yorkshire Water Services Finance Plc	United Kingdom	372	A-
Private Other Structured Finance Transaction	Cayman Islands	372	AAA
Total top 25 non-U.S. exposures		$16,465

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of March 31, 2015
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC[1]	$2,399
Specialized Loan Servicing, LLC	1,832
Bank of America, N.A.2	1,820
Wells Fargo Bank NA	1,566
Select Portfolio Servicing, Inc.	352
JPMorgan Chase Bank	325
Nationstar Mortgage LLC	160
Residential Credit Solutions, Inc.	122
Carrington Mortgage Services, LLC	78
Doral Bank	78
Total top 10 U.S. residential mortgage servicer exposures	$8,732

1) Includes Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$471	AA-	WA
Methodist Healthcare	439	A+	TN
CHRISTUS Health	356	A+	TX
Children's National Medical Center	348	A-	DC
Catholic Health Initiatives	332	A+	CO
Carolina HealthCare System	319	AA-	NC
Bon Secours Health System Obligated Group	308	A-	MD
Catholic Health Partners	298	A+	OH
Dignity Health, California	283	A	CA
Palmetto Health Alliance	279	A-	SC
Total top 10 U.S. healthcare exposures	$3,433

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended March 31, 2015

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid at December 31, 2014	Economic Loss Development During 1Q-15(1)	(Paid) Recovered Losses During 1Q-15	Net Expected Loss to be Paid at March 31, 2015
Public Finance:
U.S. public finance	$303	$9	$(2)	$310
Non-U.S public finance	45	(3)	—	42
Public Finance	348	6	(2)	352

U.S. RMBS
First lien:
Prime first lien	4	0	(1)	3
Alt-A first lien	304	(5)	(10)	289
Option ARMs	(16)	4	(4)	(16)
Subprime first lien	303	(1)	(9)	293
Total first lien	595	(2)	(24)	569
Second lien:
Closed-end second lien	8	1	2	11
HELOC	(19)	5	4	(10)
Total second lien	(11)	6	6	1
Total U.S. RMBS	584	4	(18)	570
Triple-X life insurance transactions	161	5	(1)	165
TruPS	23	(9)	—	14
Other structured finance	57	(8)	3	52
Structured Finance	825	(8)	(16)	801
Subtotal	1,173	(2)	(18)	1,153
Other	(4)	(1)	6	1
Total	$1,169	$(3)	$(12)	$1,154

1)	Includes the effect of changes in the Company's estimate of future recovery on representations and warranties (R&W).

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended March 31, 2015

	Future Net R&W Benefit at December 31 , 2014	R&W Economic Loss Development During 1Q-15	R&W (Recovered) During 1Q-15	Future Net R&W Benefit at March 31, 2015
Financial guaranty insurance:
Prime first lien	$2	$(1)	$—	$1
Alt-A first lien	20	—	(1)	19
Option ARMs	15	(20)	(15)	(20)
Subprime first lien	109	(19)	(3)	87
Closed-end second lien	85	(1)	(1)	83
Subtotal	231	(41)	(20)	170

Credit derivatives:
Alt-A first lien	86	(10)	(1)	75
Subtotal	86	(10)	(1)	75

Total	$317	$(51)	$(21)	$245

1)
The number of risks subject to R&W recovery is 30, with related net debt service of $2.1 billion billion as of March 31, 2015 compared to 29 with net debt service of $2.1 billion as of December 31, 2014. Included in these amounts is net debt service related to transactions not yet subject to an agreement. A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making Debt Service payments.

Please refer to the Glossary for an explanation of the presentation of net debt service outstanding and of the various sectors.

Assured Guaranty Ltd.
Losses Incurred
As of March 31, 2015
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions	1Q-15 Losses Incurred	Net Expected Loss to be Expensed
Public Finance:
U.S. public finance	$7,942	$13	$72
Non-U.S public finance	1,374	5	14
Public Finance	9,316	18	86
Structured Finance:
U.S. RMBS:
First lien:
Prime first lien	349	1	0
Alt-A first lien	1,778	(9)	44
Option ARM	170	2	23
Subprime	1,539	(1)	78
Total first lien	3,836	(7)	145
Second lien:
Closed-end second lien	132	1	42
HELOCs	1,504	9	105
Total second lien	1,636	10	147
Total U.S. RMBS	5,472	3	292
Triple-X life insurance transactions	598	6	14
TruPS	1,155	(7)	0
Other structured finance	1,319	(7)	9
Structured Finance	8,544	(5)	315
Subtotal	17,860	13	401
Other	—	(1)	—
Subtotal	17,860	12	401
Effect of consolidating FG VIEs	—	(6)	(86)
Total	$17,860	$6	$315

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

	As of and for Three Months Ended March 31, 2015		Year Ended December 31,
			2014		2013		2012	2011
GAAP Summary Income Statement Data
Net earned premiums	$142		$570		$752		$853	$920
Net investment income	101		403		393		404	396
Realized gains and other settlements on credit derivatives	21		23		(42)		(108)	6
Total expenses	103		463		466		822	776
Income (loss) before income taxes	266		1,531		1,142		132	1,029
Net income (loss)	201		1,088		808		110	773
Net income (loss) per diluted share	1.28		6.26		4.30		0.57	4.16

GAAP Summary Balance Sheet Data
Total investments and cash	$11,199		$11,459		$10,969		$11,223	$11,314
Total assets	14,677		14,925		16,287		17,242	17,709
Unearned premium reserve	4,127		4,261		4,595		5,207	5,963
Loss and LAE reserve	787		799		592		601	679
Long-term debt	1,304		1,303		816		836	1,038
Shareholders’ equity	5,786		5,758		5,115		4,994	4,652
Shareholders’ equity per share	37.86		36.37		28.07		25.74	25.52

Non-GAAP Financial Measures
Operating income	$140		$491		$609		$535	$601
Operating income per diluted share	0.89		2.83		3.25		2.81	3.24
Operating shareholder's equity	5,876		5,933		6,164		5,830	5,201
Operating shareholder's equity per share	38.45		37.48		33.83		30.05	28.54
Adjusted book value	8,354		8,495		9,033		9,151	8,987
PVP	36		168		141		210	243

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$584,659		$609,622		$690,535		$780,356	$844,447
Gross debt service outstanding (end of period)	619,932		646,722		737,380		833,098	934,914
Net par outstanding (end of period)	389,099		403,729		459,107		518,772	556,830
Gross par outstanding (end of period)	411,086		426,705		487,895		550,908	613,124

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$555,545		$583,598		$663,797		$756,044	$828,327
Gross debt service outstanding (end of period)	589,566		619,475		709,000		807,420	916,501
Net par outstanding (end of period)	362,300		379,714		434,597		496,237	541,882
Gross par outstanding (end of period)	383,123		401,552		461,845		527,126	593,072

Consolidated qualified statutory capital	6,461		6,472		6,136		5,943	5,688
Consolidated policyholders' surplus and reserves	10,485		10,623		10,454		10,288	10,626

Ratios:
Net par outstanding to qualified statutory capital	56	:1	59	:1	71	:1	83:1	95:1
Capital ratio(2)	86	:1	90	:1	108	:1	127:1	145:1
Financial resources ratio(2)	46	:1	48	:1	55	:1	61:1	65:1

Gross debt service written:
Public finance - U.S.	$3,691		$20,804		$15,559		$25,252	$26,630
Public finance - non-U.S.	—		233		674		40	208
Structured finance - U.S.	263		423		297		623	1,731
Structured finance - non-U.S.	6		387		—		—	—
Total gross debt service written	$3,960		$21,847		$16,530		$25,915	$28,569

Net debt service written	$3,960		$21,847		$16,497		$25,915	$28,569
Net par written	2,708		13,171		9,331		16,816	16,892
Gross par written	2,708		13,171		9,350		16,816	16,892
1) Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 6 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts related to securities the Company has purchased for loss mitigation purposes.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2014.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit‑-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the way in which the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by AGMH that the Company did not acquire when it purchased AGMH in 2009. That line of business, which the Company refers to as the former "Financial Products Business" of AGMH, was comprised of its guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. When AGMH was still conducting Financial Products Business, AGM issued financial guaranty insurance policies on GICs and in respect of the GIC business; those policies cannot be revoked or canceled. Assured Guaranty is indemnified by Dexia against loss from the former Financial Products Business. The Financial Products Business is currently being run off.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP).

Management and the board of directors utilize non-GAAP financial measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend buy or sell Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@assuredguaranty.com

Glenn Alterman
Associate, Investor Relations
(212) 339-0854
galterman@assuredguaranty.com

Katie-May Gordon
Associate, Investor Relations
(212) 339-0898
kgordon@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com